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                                                                   Exhibit 10.06

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                     The Education Management Corporation
                          Deferred Compensation Plan

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                               Table of Contents

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
                Welcome to the Plan!............................. 1

                Participation.................................... 1

                Salary Deferrals................................. 3

                Company Credits.................................. 4

                Investment Credits............................... 6

                Lack of Funding.................................. 7

                Payment of Benefits.............................. 8

                Hardship Withdrawals............................. 11

                Administration, Claims and Appeals............... 12

                Miscellaneous.................................... 13

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                             Welcome to the Plan!

                          ==========================

         Introduction. This is the plan document for the Education Management Corporation Deferred Compensation Plan. This is an unfunded, non-qualified deferred compensation arrangement. The purpose is to allow additional retirement savings for a select group of management or highly compensated employees in view of the restrictions on the contributions that can be made, or benefits that can be accrued, for these employees under tax-qualified retirement plans of the employer.

         Ordinary names. In this document, we will call things by their ordinary names. Education Management Corporation will be called "the company." This plan will simply be called "the plan." When we say "you," we mean employees who are eligible to participate in the plan and choose to do so. When we say "the Code," we mean the Internal Revenue Code of 1986, as amended.

         Effective date. This document amends and restates the plan effective April 1, 2000. This amendment and restatement does not attempt to describe the rules that were in effect under the plan before April 1, 2000 and therefore does not apply to any participant whose employment with the employer terminated before April 1, 2000 (any such participant's rights being governed by the terms of the plan as in effect when his termination of employment occurred).


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                                 Participation

                          ==========================


         Committee discretion. The Retirement Committee has complete discretion to select employees for participation in this plan.

         Current criteria. At present, the Retirement Committee has exercised its discretion to make eligible each employee of the company who is:

         .     an elected officer of the company,

         . member of the executive committee of an operating division of the company, or

         .     chief executive of an operating unit.

         Legal limitation. Despite the discretion of the Retirement Committee and the current criteria just

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described, no employee will be selected for participation or continued as a participant in this plan if, due to the employee's participation, the plan would fail to qualify as primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees, within the meaning of sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended.

         Participation agreement. Participation is not automatic if and when you satisfy the current criteria. Instead, employees who satisfy the current criteria will be notified of their eligibility and offered the opportunity to participate. If you wish to participate, you must complete and file with the administrator of the plan a written participation agreement.

         If you choose to make salary deferrals, the participation agreement will reflect your choice. But in any event, the participation agreement will (i) confirm your participation, (ii) indicate your initial choice with regard to investment credits on any company credits that may be made, (iii) indicate your choice as to the form of payment and (iv) designate your beneficiary.

         Annual determination. Eligibility to participate is determined annually. The fact that you were eligible to participate (and did participate) in one year does not automatically entitle you to participate in any future year.

         Your participation agreement, however, is "evergreen." It remains in effect and governs your choices under the plan during those years when you do participate in the plan, unless and until you change it.

         Changing your participation agreement. Except for changes with regard to investment credits (which we will explain in just a moment), you change your participation agreement by completing and filing a new one with the administrator of the plan. Changes reflected in a new participation agreement will take effect as follows:

         . A change in the amount of salary deferrals, if filed with the administrator by December 15 of one calendar year, will take effect with the following calendar year (otherwise, with the second following calendar year).

         . A change in the form of payment will take effect with respect to amounts credited to you in calendar years after the calendar year in which the change is filed with the administrator.

         . A change of beneficiary will take effect immediately upon filing with the administrator.

         With regard to investment credits, you change your choices in the same manner as under the Retirement Plan--by calling Fidelity at (800) 835-5092 during normal business hours--and the changes take effect as soon as Fidelity processes them.

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                          ==========================

                               Salary Deferrals

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         Introduction. You may choose to defer a certain percentage of your salary and/or bonus into the plan. If you do, that amount will not be paid to you currently in cash but will be credited to a bookkeeping account in your name under the plan.

         Amount.  There are two possible elements of your choice to defer.

         Ordinary deferral of salary. First, you may defer a fixed, whole percentage of your salary and/or bonus. The amount of deferral must be at least 1% of your compensation or $1,000, whichever is less. The amount may not be more than 15% of your compensation. Alternatively, you may defer a fixed dollar amount, as long as the amount is within those limits.

         Supplemental deferral based on amounts returned under Retirement Plan. Second, entirely separate from the percentage described in the preceding paragraph, you may defer an additional amount of salary equal to all or a portion of any elective contributions (plus interest) that are returned to you from the Education Management Corporation Retirement Plan (we'll just call it the "Retirement Plan") by reason of the non-discrimination requirements of law.

         That is to say, in a given calendar year, elective contributions made under the Retirement Plan in the preceding year may be returned to you (with interest) because of the non-discrimination requirements of law. If you have elected supplemental deferral under this paragraph, while the elective contributions (and interest) will still be returned to you in cash from the Retirement Plan, an offsetting additional deferral will be taken from your current salary under this plan. The net economic effect will be that the amount remains deferred, but under this plan instead of under the Retirement Plan. You may elect to defer any whole percentage of any such return of elective contributions, from zero to 100%.

         Written election. In order to defer compensation into the plan, you must complete and file with the administrator of the plan a written election. The written election will specify the percentage and whether it applies to salary or bonus or both. The election will also specify whether you wish to defer an additional amount equal to all or any portion of any elective contributions (and interest) that may be returned to you in the particular calendar year.

         Timing. In order to defer for a particular calendar year, you must complete and file the written election with the administrator of the plan no later than December 15 of the preceding calendar year.



         With respect to the additional deferral equal to all or a portion of the elective contributions that may

Deferred Compensation Plan   Page 3
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be returned under the Retirement Plan, the timing may require more explanation.
An election made by December 15 of Year 1 applies to compensation earned in Year
2. In the case of supplemental deferrals equal to contributions that are returned under the Retirement Plan, the supplemental deferral occurs in Year 2 based on elective contributions that are returned in Year 2 and the deferral is made from compensation earned and otherwise payable in Year 2.

         This is so even though the contributions returned from the Retirement Plan in Year 2 were made to the Retirement Plan in Year 1. An election of supplemental deferral under this plan must therefore be made before it is known whether elective contributions will be returned from the Retirement Plan at all. The election will therefore be contingent--applicable only if and when elective contributions are in fact returned under the Retirement Plan.


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                                Company Credits

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         Introduction. Whether or not you choose to defer salary and/or bonus, you may receive company credits under the plan in the following circumstances.

         Matching contributions. If you made elective contributions under the Retirement Plan that generated the maximum matching contribution under the Retirement Plan (or your matching contributions did not reach the maximum because your elective contributions reached the dollar limit before the end of the year), you may be entitled to a company credit under this section.

         If so, you are entitled to a credit under this section if the amount of matching contributions that you received under the Retirement Plan was limited:

         .   by section 401(a)(17) of the Code (which limits compensation taken into account under the Retirement Plan to a stated amount, which is $170,000 in 2000, for example) or

         .   by section 402(g) of the Code (which limits elective contributions under the Retirement Plan to a stated amount, which is $10,500 in 2000, for example).

If so, the company will credit you under this plan with an amount equal to the additional matching contribution that you would have received under the Retirement Plan if you had not been so limited.

         EXAMPLE 1--Not eligible for company matching credit. It is 2000. Your compensation is $200,000 (although only $170,000 can be taken into account under the Retirement Plan). You make elective contributions under the Retirement Plan of 4% of compensation. You receive no credit under this section of this plan, because you did not make elective

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         contributions under the Retirement Plan that generated the maximum matching contribution under the Retirement Plan, nor did your matching contributions reach the maximum because your elective contributions reached the dollar limit.

         EXAMPLE 2--Eligible and limited by 401(a)(17). It is 2000. Your compensation is $200,000 (although only $170,000 can be taken into account under the Retirement Plan). You make elective contributions under the Retirement Plan of 6% of compensation, which generate the maximum matching contribution of 4.5% (that is, 4.5% of $170,000, which is $7,650). If the compensation that is taken into account under the Retirement Plan were not limited to $170,000, your matching contribution would have been $9,000 (that is, 4.5% of $200,000). Therefore, under this section of this plan, you receive a company credit equal to the difference--$9,000 minus $7,650, or $1,350.

         EXAMPLE 3--Eligible and limited by 402(g). It is 2000. Your compensation is $170,000. You make elective contributions under the Retirement Plan of 10% of compensation, a percentage calculated to generate the maximum matching contribution. But your elective contributions reach the limit of $10,500 well before the end of the year (whenever your cumulative compensation during the year reaches $105,000), at which point they stop. When your elective contributions stop, so do the matching contributions, which up to that point have accumulated to $4,725. Effective January 1, 1999, under the Retirement Plan a "catch-up" matching contribution is made at the end of the year to bring your matching contributions up to the maximum of $7,650; that adjustment relieves you of the effect of your elective contributions stopping before the end of the year. But before 1999 (and if that "catch-up" provision is ever eliminated), you would get a credit under this section equal to the "catch-up" amount (that is, the maximum of $7,650 minus your actual matching contributions of $4,725, or 2,925).

         Discretionary contributions and forfeitures. Your share of company discretionary contributions and forfeitures under the Retirement Plan may be limited by either or both of two legal limits--the limit on compensation that may be taken into account (in 2000, $170,000) and the limit under section 415 of the Code on total allocations of contributions and forfeitures. If so, the company will credit you under this plan with the discretionary contributions and/or forfeitures that you would have received under the Retirement Plan (if the Retirement Plan had not been subject to those two legal limits) but did not receive under the Retirement Plan. (These are credits of cash, not stock, even if they relate to forfeitures from employer stock accounts under the Retirement Plan.)

Deferred Compensation Plan  Page 5
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                              Investment Credits

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         Introduction. The amount that you are entitled to receive under the plan is a function of the salary deferrals that you make, the company credits that you receive under the plan, and investment credits. This section will explain the system of investment credits.

         Hypothetical investments. Investment credits are calculated as if the amounts standing to your credit under the plan were invested in one or more of a variety of mutual or collective funds (listed below). While we call them investment "credits," you realize of course that they may be either positive or negative, depending on the performance of the funds that are used as measuring devices.

         In addition, we want to emphasize that, for legal reasons, the amounts standing to your credit under the plan are nothing more than bookkeeping entries that measure the extent of the company's contractual obligation to pay you under the terms of the plan. That includes the investment credits. You do not have any right to, or interest in, any assets that the company may set aside for this purpose or investment gains on them.

         Your choice. You do, however, have a choice as to the mutual or collective funds that will be used as the measuring stick for the investment credits that will be added to your account. When you first become eligible to participate, you will be asked to choose from among the funds offered under the Retirement Plan. Those choices are shown on Appendix B to the Retirement Plan, which is incorporated here by reference as it may be in effect from time to time. As an exception, the Managed Income Portfolio (Fidelity) is not available under this plan.

         If for any reason there is no current choice on file for you, the plan hereby requires that the measuring stick be the Fidelity Intermediate Bond Fund, and neither the plan administrator nor any other fiduciary of the plan shall have any authority or discretion to direct otherwise. The same applies to any portion of your choice that becomes out of date, such as if you have chosen a particular fund and that fund is no longer offered (unless a substitute fund is automatically provided).

         The choice that you make for the amounts currently standing to your credit under the plan need not be the same as the choice you make for future credits. But choices among the funds are not permitted in increments smaller than 10% of the amount to which they apply.

         As noted above, you may change your choice with regard to investment credits at any time by calling Fidelity during normal business hours at (800) 835-5092.

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     Statements. The administrator of the plan will provide annual statements showing the amounts standing to your credit under the plan. The statements will separately account for salary deferrals, different types of company credits, and investment credits. But you may inquire about your balance or get a statement at any time by calling Fidelity at (800) 835-5092. Or you can visit the Fidelity website at www.401k.com.


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                                Lack of Funding

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     Introduction. We say "credits" in this document deliberately, because this plan involves nothing more than a contractual promise by the company to pay deferred compensation when (and in the amounts) determined under the terms of the plan. Legally, the plan is unfunded and unsecured, as this section will explain.

     Unfunded, unsecured promise to pay. This plan is unfunded and has no assets. The promise of benefits under the plan is no more than a contractual obligation of the company to be satisfied from its general assets. Participation in the plan gives you nothing more than the company's contractual promise to pay deferred compensation when due in accordance with the terms of this plan.

     Salary deferral. Just to make the point clear once again, if you choose to defer salary under the plan, the amount that you choose to defer is not an "employee contribution" and is not an asset of yours or of the plan. It reflects nothing more than a re-structuring of your compensation arrangement, whereby current compensation is somewhat less and deferred compensation is somewhat more.

     Reserves. The company is not required to segregate, maintain or invest any portion of its assets by reason of its contractual commitment to pay deferred compensation under this plan. If the company nevertheless chooses to establish and invest a reserve (as a matter of prudent management of its contractual liability), such reserve remains an asset of the company in which no participating employee has any right, title or interest. Employees entitled to deferred compensation under this plan have the status of general unsecured creditors of the company.

     Rabbi trust. Though not required to do so, the company may establish (and has in fact established) a so-called rabbi trust (so named because it was invented by a synagogue and first approved by the IRS for a rabbi). Here is how the rabbi trust works:

     . The rabbi trust is held by a financial institution as trustee under a detailed, written trust agreement.

     . The company contributes cash to the rabbi trust at whatever times and in whatever amounts it


Deferred Compensation Plan   Page 7
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chooses.


     . The assets of the trust are considered to be assets of the company. For example, the investment earnings of the trust are taxable income to the company under the "grantor trust" rules. As noted in the previous section of this plan, no participant or beneficiary of the plan has any right, title or interest in the assets of the rabbi trust.

     . But under the terms of the rabbi trust, the assets may be used only for the purpose of paying benefits under this plan, barring bankruptcy of the company (or similar events), in which event the assets of the rabbi trust are available not just to participants and beneficiaries of this plan but to all other creditors of the company as well.

     . To the extent that payments are made to participants and beneficiaries by the trustee from the rabbi trust, those payments are considered payments by the company under the plan and satisfy the company's obligation under the plan.

     The trustee of the rabbi trust is Fidelity Management Trust Company, which is why the plan refers you to Fidelity for information about your account and to change your choices about investment credits.


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                              Payment of Benefits

                    =======================================


     Introduction. This section of the plan explains when you are entitled to payment under the plan, how much, and in what form.

     Normal retirement. If your employment with the company terminates on or after your 65th birthday, you are entitled to receive payment equal to the total amount standing to your credit under the plan, including salary deferral credits, company credits, and investment credits.

     Early retirement. If your employment with the company terminates on or after your 55th birthday and you have completed at least 5 years of service with the company (with the meaning of the Retirement Plan), you are entitled to receive payment equal to the total amount standing to your credit under the plan, including salary deferral credits, company credits, and investment credits.

     Disability. If you become totally and permanently disabled while still employed by the company, you are entitled to receive payment equal to the total amount standing to your credit under the plan, including salary deferral credits, company credits, and investment credits.


Page 8 The Education Management Corporation
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     For this purpose, total and permanent disability means that you are unable to engage in any substantial gainful activity by reason of any physical or mental impairment which is expected to result in death or be of a long, continued and indefinite duration, as certified by a written opinion of a physician selected by the administrator of the plan.

     Death. If you die while still employed by the company, your beneficiary is entitled to receive payment equal to the total amount standing to your credit under the plan, including salary deferral credits, company credits, and investment credits.

     Other termination of employment. If your employment with the company terminates under any circumstances other than those previously listed in this section, you are entitled to receive all of your salary deferral credits and investment credits on them. You are also entitled to receive all of the company credits and investment credits on them if you have completed at least 5 years of service (within the meaning of the Retirement Plan).

     If you have not completed at least 5 years of service (within the meaning of the Retirement Plan), you are not entitled to receive any of the company credits and investment credits on them, with one exception. As an exception, if you had completed at least 3 years of service (within the meaning of the Retirement Plan) by April 1, 2000, then you are entitled to 20% of the company credits and investment credits on them (if you have completed only 3 years of service at the time of your termination) or 40% of the company credits and investment credits on them (if you have completed only 4 years of service at the time of your termination).

     Form of payment.  The available forms of payment are:

     .  a single payment of cash or

     . annual installment payments over a period that you choose, as long as it is at least 2 years and not more than 10 years.

     If you choose installment payments, the unpaid balance of your entitlement will remain in the plan and will remain subject to investment credits. The amount of each annual payment will be the balance then standing to your credit under the plan multiplied by a fraction which is 1 divided by the number of remaining payments.

     Payment will be made in the form indicated on your original participation agreement. As an exception, you may change the form of payment by indicating a different choice on a subsequent participation agreement, but the new choice will apply only to amounts credited to you under the plan after the new participation agreement is filed with the administrator of the plan.

     When payment is made. Ordinarily, payment is made (or, in the case of installments, begun) as soon as administratively feasible after the event triggering payment.


Deferred Compensation Plan  Page 9
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     On your participation agreement, however, you may choose for payment (or, in the case of installments, the start of payments) to be delayed for a fixed period or until a fixed date.

     If you die before payment is made in full, the balance of your entitlement will be paid to your beneficiary as soon as administratively feasible.

     Your beneficiary. Your beneficiary is the individual or entity designated on the last participation agreement that was completed and filed with the administrator of the plan before your death. Please note that separation or divorce does not automatically change your designation of beneficiary. It is your responsibility to keep your designation current based on your current circumstances.

     If no designated beneficiary survives you, your estate will be considered your beneficiary. This might occur if you fail to name a beneficiary or if all of your designated beneficiaries die before you do.

     If your beneficiary is a minor or legally incompetent, the administrator may, in its discretion, make payment to a legal or natural guardian, other relative, court-appointed representative, or any other adult with whom the minor or incompetent resides. Any payment made in good faith by the administrator will fully discharge the obligation of the plan with regard to that payment, and the administrator will have no duty or responsibility to see to the proper application of any such payment.

     Forfeitures. If your employment terminates as described above under the heading "Other termination of employment" and you are not entitled to 100% of your company credits (and investment credits on them), the balance will be retained on the books of the plan until you have a "Break in Service" within the meaning of the Retirement Plan but will then be permanently forfeited.

     That is to say, if you return to employment before incurring a "Break in Service," the forfeiture amount will remain in your account and you may be able to earn additional entitlement to that amount with additional years of service. But if you return after incurring a "Break in Service," the forfeiture amount will have been removed from your account and you will never be able to earn any additional entitlement to that amount.


Page 10 The Education Management Corporation
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                             Hardship Withdrawals

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     Introduction. Besides the events described in the preceding section of the plan--all of which involve termination of employment with the company--there is one circumstance in which you may be able to withdraw from the plan while still employed.

     Administrator's discretion. The administrator of the plan has discretion to grant an in-service withdrawal in the circumstance where you establish hardship. But hardship withdrawal is limited to your salary deferral credits. That means no company credits and no investment credits on either salary deferral credits or company credits.

     Hardship. For this purpose, hardship means severe financial hardship to you resulting from:

     . a sudden and unexpected illness or accident of you or a dependent (within the meaning of section 152(a) of the Code),

     .  loss of your property due to casualty, or

     . other similar extraordinary and unforeseeable circumstances arising as a result of events beyond your control.

     The need to send a child to college and the desire to purchase a home do not qualify for a hardship withdrawal.

     Amount available. The amount available is not more than is reasonably necessary to satisfy the need after exhaustion of other sources such as:

     .  reimbursement or compensation by insurance or otherwise,

     . liquidation of other assets (except to the extent that such liquidation would itself create a hardship), and

     .  cessation of salary deferrals under this plan.


Deferred Compensation Plan 11
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                    =======================================

                            Administration, Claims
                                  and Appeals

                    =======================================


     Introduction. The administrator of the plan is the Retirement Committee appointed by the board of directors of the company. The administrator has all rights, duties and powers necessary or appropriate for the administration of the plan.

     Claims. To claim your money under the plan, file a written claim with the administrator (c/o Education Management Corporation, 300 Sixth Avenue, Pittsburgh, PA 15222). The plan administrator will respond in writing within 90 days and, if the claim is denied, point out the specific reasons and plan provisions on which the denial is based, describe any additional information needed to complete the claim, and describe the appeal procedure.

     Appeal. If your claim is denied and you disagree and want to pursue the matter, you must file an appeal in accordance with the following procedure. You cannot take any other steps unless and until you have exhausted the appeal procedure. For example, if your claim is denied and you do not use the appeal procedure, the denial of your claim is conclusive and cannot be challenged, even in court.

     To file an appeal, write to the administrator stating the reasons why you disagree with the denial of your claim. You must do this within 60 days after the claim was denied. In the appeal process, you have the right to review pertinent documents. You have the right to be represented by anyone else, including a lawyer if you wish. And you have the right to present evidence and arguments in support of your position.

     The administrator will ordinarily issue a written decision within 60 days. The administrator may extend the time to 120 days as long as it notifies you of the extension within the original 60 days. The administrator may, in its sole discretion, hold a hearing. The decision will explain the reasoning of the administrator and refer to the specific provisions of this plan on which the decision is based.

     Discretionary authority. The administrator shall have and shall exercise complete discretionary authority to construe, interpret and apply all of the terms of the plan, including all matters relating to eligibility for benefits, amount, time or form of benefits, and any disputed or allegedly doubtful terms. In exercising such discretion, the administrator shall give controlling weight to the intent of the company in establishing the plan. All decisions of the administrator in the exercise of its appellate authority under the plan (or in the exercise of its claims authority, absent an appeal) shall be final and binding on the plan, the company and all participants and beneficiaries.


Page 12  The Education Management Corporation
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                    =======================================

                                 Miscellaneous

                    =======================================

     Integration. This plan document represents the totality of the company's commitment to provide deferred compensation under this plan. There are no other writings, nor are there any oral representations or understandings, that reflect, add to, subtract from, or alter the terms of this document.

     Amendment and termination. Although the plan was not established with the intention that it be temporary or expire on a certain date, the company reserves the right, in its sole discretion, to amend or terminate the plan at any time, for any reason (or no reason), without notice, retroactively or prospectively.

     As the only exception to the foregoing authority to amend or terminate, the company may not amend or terminate the plan in such a way as to reduce the balance that stands to the credit of any participant as of the date of adoption of any such amendment or termination, including salary deferral credits, company credits, and investment credits earned up to that time.

     Expenses.  The expenses of the plan will be borne by the company.

     Non-alienation. As required by the Internal Revenue Service, your right to benefits under this plan is not subject in any manner to anticipation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment or any other type of alienation, whether initiated by you or by creditors of you or your beneficiary. Any attempt at alienation will simply be void.

     Limitation of liability. No director, officer, or other employee of the company shall be personally liable for any action taken or omitted in connection with this plan and its administration unless attributable to his own fraud or willful misconduct.

     The company hereby agrees to provide insurance to, or otherwise indemnify, every director, officer, and other employee of the company who serves the plan in an administrative or fiduciary capacity against any and all claims, loss, damages, expense, and liability arising from any act or failure to act in that capacity unless there is a final court decision that the person was guilty of gross negligence or willful misconduct.

     Applicable law. This plan will be construed according to the law of the Commonwealth of Pennsylvania to the extent not pre-empted by ERISA.


Deferred Compensation Plan  Page 13